                                                                    EXHIBIT 23.4

                            CONSENT AND CONFIRMATION

     The undersigned firm hereby (i) consents to the reference to it in the Annual Report on Form 10-K of Coeur d'Alene Mines Corporation (the "Company") for the year ended December 31, 1996, (ii) confirms that the statements in that filing relating to the open pit mineral resource review report, dated November 1996, regarding Golden Cross Mine are accurate and (iii) consent to the filing of this consent and confirmation as an exhibit to that Form 10-K and the Company's Registration Statement on Form S-3 (File no. 333-40513).

                                          /s/ SNOWDEN ASSOCIATES PTY LTD

                                          --------------------------------------
                                          SNOWDEN ASSOCIATES PTY LTD

Date:  January 21, 1998